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                                                                EXHIBIT 10.46
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                                   AGREEMENT
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         THIS AGREEMENT (the "AGREEMENT ") is made and entered into as of this
10th day of July, 1998, by and between System Software Associates, Inc., a Delaware corporation, and its subsidiaries and affiliates (collectively, the "COMPANY"), and Roger E. Covey (the "EXECUTIVE ").

         FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Termination of Employment. Effective the close of business on April 6, 1998, the Executive and the Company agree that the Executive's employment with the Company terminated. Prior to his termination of employment, the Company had agreed to compensate him for the surrender of the Executive's right and option to purchase 200,000 shares under the Company's Long-Term Incentive Plan (which option the Executive acknowledges was canceled in or around March 24, 1997), and to provide him with additional compensation in consideration of his long and valuable service to the Company.

         2. Compensation Payment. As a compensation payment, the Company shall pay the Executive the sum of $2,113,000, payable in one single sum payment within ten (10) calendar days from the date this Agreement is executed. The payment made hereunder shall be subject to customary withholding and other employment taxes. This payment is not subject to offset or recision for any reason and represents all compensation from the Company for stock and options that the Company is obligated to pay the Executive. The Executive agrees that he has been paid all wages and bonuses which are or may be due and payable from the Company.

         3.       General Release.

                  (a) As a material inducement to the Company to enter into this Agreement and in consideration of the payment to be made by the Company to the Executive in Paragraph 2 above, the Executive, with full understanding of the contents and legal effect of this Agreement, and having the right and opportunity to consult with his counsel and consider this release for twenty-one
(21) days (and, from the date this Agreement is executed, being given seven (7) days to revoke his acceptance of this release), releases and discharges the Company, its stockholders, officers, directors, supervisors, managers, employees, agents, representatives, attorneys, divisions, subsidiaries and affiliates, and its and their predecessors, successors, heirs, executors, administrators, and assigns (collectively, the "COMPANY RELEASED PARTIES") from any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever, that he ever had or now has, whether fixed or contingent, liquidated or unliquidated, known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute, or equity, before any federal, state, local, or private court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy. Without limiting the generality of the foregoing, it being the intention of the parties to make this Agreement as broad and as general as the law permits, this Agreement specifically includes any and all claims arising from any alleged violation by the
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Company Released Parties under the Age Discrimination in Employment Act of 1967, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866, as amended by the Civil Rights Act of 1991 (42 U.S.C. ss.
1981); the Rehabilitation Act of 1973, as amended; the Employee Retirement
Income Security Act of 1974, as amended; the Illinois Wage Payment and
Collection Act; the Illinois Human Rights Act, the Cook County Human Rights Ordinance, the Chicago Human Rights Ordinance, and other similar state or local laws; the Americans with Disabilities Act; the Family and Medical Leave Act; the Equal Pay Act; Executive Order 11246; Executive Order 11141; and any other statutory claim, employment or other contract claim or implied contract claim, or common law claim for wrongful discharge, defamation, or invasion of privacy arising out of or involving his employment or engagement with the Company, the termination of his employment or engagement with the Company, or involving any continuing effects of his employment or engagement with the Company or termination of his employment or engagement with the Company. The Executive further acknowledges that he is aware that statutes exist that render null and void releases and discharges of any claims, rights, demands, liabilities, action and causes of action which are unknown to the releasing or discharging party at the time of execution of the release and discharge. The Executive hereby expressly waives, surrenders and agrees to forego any protection to which he otherwise would be entitled by virtue of the existence of any such statute in any jurisdiction including, but not limited to, the State of Illinois. The foregoing notwithstanding, this Paragraph 3(a) does not release the Company Released Parties from any claims the Executive may have with respect to the enforcement of the terms of this Agreement or based upon events arising after the execution of this Agreement.

                  (b) As a material inducement to the Executive to enter into this Agreement and in consideration of his releases and other items of value provided by him hereunder, the Company, on behalf of itself and all of the Company Released Parties, with full understanding of the contents and legal effect of this Agreement, and having the right and opportunity to consult with its counsel, releases and discharges the Executive and his successors, heirs, executors, administrators, representatives and assigns (collectively, the "EXECUTIVE RELEASED PARTIES") from any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever, that it and/or they ever had or now has or have, whether fixed or contingent, liquidated or unliquidated, known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute, or equity, before any federal, state, local, or private court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy. Without limiting the generality of the foregoing, it being the intention of the parties to make this Agreement as broad and as general as the law permits, this Agreement specifically includes any and all claims arising from any alleged violation by the Executive Released Parties under any statute, law, ordinance, regulation, or contract, and any other statutory claim, employment or other contract claim or implied contract claim, or common law claim for defamation, or invasion of privacy, or arising out of or involving his employment or engagement with the Company, the termination of his employment or engagement with the Company, or involving any continuing effects of his employment or engagement with the Company or termination of his employment or engagement with the Company. The Company, on behalf of the Company Released Parties, further acknowledges that it and they are aware that statutes exist that render null and void releases and discharges of any claims, rights, demands, liabilities, action and causes of action which are unknown to the releasing or discharging party at the time of execution of the release and discharge. The Company, on behalf of itself and the

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Company Released Parties, hereby expressly waives, surrenders and agrees to forego any protection to which it or they otherwise would be entitled by virtue of the existence of any such statute in any jurisdiction including, but not limited to, the State of Illinois. The foregoing notwithstanding, this Paragraph 3(b) does not release the Executive Released Parties from any claims the Company may have with respect to the enforcement of the terms of this Agreement or based upon events arising after the execution of this Agreement.

         4.       Covenant Not to Sue.
                  --------------------

                  (a) The Executive, for himself, his heirs, executors, administrators, successors and assigns covenants and agrees not to bring, file, charge, claim, sue or cause, assist, or permit to be brought, filed, charged or claimed any action, cause of action, or proceeding based upon any of the claims released under Paragraph 3(a) hereof, and further covenants and agrees that this Agreement is, will constitute and may be pleaded as, a bar to any such claim, action, cause of action or proceeding. If any government agency or court assumes jurisdiction of any charge, complaint, or cause of action released by this Agreement, the Executive will not seek and will not accept any personal equitable or monetary relief in connection with such investigation, civil action, suit or legal proceeding.

                  (b) The Company, on behalf of all the Company Released Parties, covenants and agrees not to bring, file, charge, claim, sue or cause, assist, or permit to be brought, filed, charged or claimed any action, cause of action, or proceeding based upon any of the claims released under Paragraph 3(b) hereof, and further covenants and agrees that this Agreement is, will constitute and may be pleaded as, a bar to any such claim, action, cause of action or proceeding. If any government agency or court assumes jurisdiction of any charge, complaint, or cause of action released by this Agreement, the Company and the Company Released Parties will not seek and will not accept any equitable or monetary relief in connection with such investigation, civil action, suit or legal proceeding.

         5. Miscellaneous Provisions. Both parties agree that they will keep the terms and amounts set forth in this Agreement completely confidential and, other than as required by statute, regulation, a court of competent jurisdiction, or the rules of any governmental agency, will not disclose any information concerning this Agreement's terms and amounts to any person other than each party's attorneys, accountants, tax advisors, or (if disclosed by the Executive) his immediate family.


         6. Complete Agreement. This Agreement sets forth the entire agreement between the parties, and fully supersedes any and all prior agreements or understandings between the parties pertaining to his rights and options under the Long-Term Incentive Plan or any rights he may have with respect to options or shares of the Company.

         7. Future Cooperation. The Executive agrees to execute any Company minutes and/or resolutions approved or adopted by the Company on or before April 6, 1998 and not yet executed by him to the extent such minutes and/or resolutions accurately reflect actions approved or adopted by the Company.

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         8.       Amendment. This Agreement may not be altered, amended, or
modified except in writing signed by both the Executive and the Company.

         9. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, and any court action commenced to enforce this Agreement shall have as its sole and exclusive venue the County of Cook, Illinois.

         10. Execution of Agreement. This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one Agreement.


         IN WITNESS WHEREOF, the Executive and the Company have voluntarily signed this Agreement consisting of four (4) pages on the date set forth above.

System Software Associates, Inc.                      Roger E. Covey

By: /s/ William M. Stuek                              /s/ Roger E. Covey
   ----------------------------                      ------------------------
Its: Chairman & C.E.O
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